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                                                                EXHIBIT 10.2 (k)


                          UNIVERSAL FOODS CORPORATION

                         MANAGEMENT INCOME DEFERRAL PLAN

                                  JUNE 11, 1987


I.       Purpose

         The Board of Directors of Universal Foods Corporation on June 11, 1987 established a voluntary income deferral plan to be offered to selected management employees, effective July 15, 1987, to provide an alternative for the executives unable to participate to the maximum extent in the Company sponsored 401(k) Plan because of tax code limitations. The plan will be administered by the Vice President, Human Resources, under the direction of the Benefits Administrative Committee.

II.      Participant Contributions

         Selected participants may elect to defer a portion of salary each year for a minimum of 4 years. (If less than 4 years to retirement, the commitment period will be reduced to 1, 2 or 3 years.)

                  Minimum Annual Deferral - $2,500

                  Maximum Annual Deferral - Difference between pre-tax contribution allowed by 401(k) Plan and the legal limit ($7,000 at 7/15/87), rounded to the nearest $500.

         Contributions may be paid by payroll deductions or one-time deductions from annual incentive payments or any combination of the two.

         A participant's election to defer compensation must be made prior to the calendar year in which the compensation is earned except for initial participation at plan inception. Each year participants will be selected to enter or continue in the plan and make initial or additional deferrals during November and December which is the designated annual deferral election period.

III.     Interest Credits

         Monies deferred will be credited with a guaranteed minimum rate of interest (10% at 7/15/87) and at a higher rate if investment results are favorable.

         Participants will receive annual statements showing the status of their contributions and interest credits.

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IV.      Benefits

         A.     At Retirement

                Upon retirement a participant may elect a guaranteed distribution payable monthly for 15 years based on annuitizing the participant's account balance at the guaranteed minimum rate of interest (10% at 7/15/87) or at a higher rate if investment results are favorable. In the event the participant does not survive to receive 180 monthly payments, the remaining payments will continue to his or her designated beneficiaries.

                                       Or

                Upon retirement, participant may elect to receive a benefit actuarially equivalent to the guaranteed 15-year payout described above and paid for the lifetime of the participant with 50% paid for the lifetime of the surviving spouse (joint and 50% to surviving spouse). The minimum to be paid will be equal to the 15-year guaranteed payment. The actuarial reductions, from the 15-year guaranteed amount, to obtain the joint and 50% to surviving spouse benefit are:

                         Age                        % Reduction
                         55                              20
                         60                              15
                         61                              13
                         62                              12
                         63                              10
                         64                               9
                         65                               8

                During the period retirement benefit payments are being paid, such payments will be adjusted upward if investment performance is favorable.

         B.     At Death Before Retirement

                In the event a participant dies prior to retirement his or her designated beneficiaries will receive an annual survivor income benefit payable for 15 years. The annual payment will be determined by projecting the participant's deferral account to age 65 assuming:

                1. the deferral commitment was completed,

                2. guaranteed interest was credited annually from the initial date of participation until the date the participant would have retired, and

                3. the projected account balance is annuitized at the guaranteed rate over 15 years.
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         C.     Disability Benefits

                If a participant is disabled during the deferral period, his/her commitment to defer may be suspended. Benefits payable, both pre- and post-retirement, will be reduced pro-rata if the deferral commitment is never completed.

V.       Limitation on Participation

         The program will be offered to selected management employees. A Waiver of Participation must be signed when an eligible employee declines participation in the program at the time of the offer from the Company.

VI.      Rights Upon Termination of Employment

         Upon termination for any reason other than retirement, disability, or death, a participant will receive the accumulated account balance payable in a lump sum. The account balance will consist of all deferred monies plus interest credited at the guaranteed rate.

VII.     Beneficiary Designation

         Benefits payable by the Company under Section IV shall be paid as they come due to the beneficiary or beneficiaries the participant shall have designated in writing filed with the Company. The participant shall have the right to change or amend such beneficiary designation from time to time by a writing similarly filed. If the participant fails to make such beneficiary designation or if no beneficiary so designated survives the participant, payments shall be made, as they come due, to the duly appointed personal representative of the estate of the participant.

VIII.    No Transfer

         Except as permitted by Section VII, no rights of any kind under this Agreement shall, without the written consent of the Company, be transferable or assignable by the participant or any designated beneficiary or be subject to alienation, encumbrance, garnishment, attachment, execution or levy or seizure by legal process of any kind, voluntary or involuntary.

IX.      Rights of Corporation

         Universal Foods Corporation reserves the right to modify, amend or terminate the plan at any time, provided, however, that no such action shall have the effect of diminishing the benefits payable hereunder, with respect to any amounts already deferred by persons participating in or receiving benefits under this Plan, without the written consent of such person(s).

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X.       Change of Control of Company

         A. Notwithstanding any other provision of this plan, including specifically Paragraph IX above, in the event of a change of control of the Company, the Company shall continue to provide the benefits described in Section IV to employees who are participants in the plan when such change of control occurs. Further, any participant whose employment terminates after such change of control occurs, shall be eligible for the early retirement benefits regardless of his/her age or period of continuous service as of the date of his/her termination of employment, provided, however, the retirement income benefit will not commence until the participant attains age 55.

         B. For purposes of subsection (A) of this Section, the term "change of control of Company" means:

                (i) The acquisition of more than 30% of the outstanding shares of voting stock directly or indirectly by any person or group of persons acting in concert, excluding affiliates of the Company, by means of an offer made publicly to the holders of all or substantially all of the outstanding shares of any one or more classes of the voting stock of the Company to acquire such shares for cash, securities, other property or any combination thereof; or

                (ii) the sale, assignment or transfer by the Company of all or substantially all of its business and assets to any person, excluding affiliates of the Company; or

                (iii) a merger, consolidation or other business combination by the Company into or with any person in which neither the Company nor any subsidiary thereof is the continuing or successor corporation.

                (iv) As a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who are directors of the Company before any of the foregoing transactions shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

XI.      Successors and Assigns

         If the Company sells, assigns or transfers all or substantially all of its business and assets to any person, excluding affiliates of the Company, or if the Company merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, then the Company shall assign all of its right, title and interest in this plan as of the date of such event to the person which is either the acquiring successor corporation, and such person(s) shall assume and perform from and after the date of such assignment all of the terms, conditions and provisions imposed by this plan upon the Company. In case of such assignment by the Company and of such assumption and agreement by such person(s), all further rights as well as all other obligations of the Company under this Agreement thenceforth shall cease and terminate and thereafter the expression "the Company" wherever used herein shall be deemed to mean such person(s).
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XII.     Discontinuation of Contributions or Withdrawals

         Discontinuance of contributions or withdrawals from the participant's account shall be permitted only as a result of unanticipated, financial emergency and hardship which is beyond the control of the participant and only if this is necessary in light of the immediate and serious financial need of the participant. The amount, if any, a participant may withdraw or discontinue shall be determined by the Benefits Administrative Committee in its sole and exclusive discretion, but may not exceed the amount required to meet the participant's immediate financial need by reason of such emergency or hardship. A participant shall submit to the Benefits Administrative Committee a written request to withdraw or discontinue which shall include financial data and other information deemed necessary by the Benefits Administrative Committee to support the request. In the event of a withdrawal or discontinuance of contributions, payments to be made, pursuant to paragraph IV, shall be reduced appropriately to reflect such discontinuance or withdrawal.

XIII.    Miscellaneous

         A. The plan shall be binding upon the participant, his or her heirs, executors, administrators, successors and assigns and Universal Foods Corporation and its successors and assigns. The foregoing sentence shall not be construed as a waiver of the provisions of paragraph VIII.

         B. The benefits payable under the plan shall be independent of, and in addition to, any other plan or agreement relating to a participant's employment that may exist from time to time between the parties hereto, or any other compensation payable by Universal Foods Corporation to a participant, whether salary, bonus or otherwise. The plan shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of Universal Foods Corporation to discharge a participant or restrict the right of a participant to terminate his or her employment.

         C. Notwithstanding the provisions of Section IV-B, in the event a participant dies as a result of suicide within 25 calendar months of the calendar month during which compensation is first deferred pursuant to this plan, the beneficiary of such participant shall not be entitled to a death benefit under
                Section IV-B of the plan, but such beneficiary shall be entitled to receive the single sum benefit determined in accordance with the provisions of Section VI as if such deceased participant had separated from service on the date of such participant's death.

         D. In the event a participant's Qualified or Unfunded Retirement Plan benefit should be reduced in any way by the deferral of compensation under this plan, the equivalent of such lost benefit will be restored by the Company at the time of the participant's retirement or as mutually agreed upon between the Company and the participant.

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                            AMENDMENT NO. 1 TO THE
                         UNIVERSAL FOODS CORPORATION
                       MANAGEMENT INCOME DEFERRAL PLAN


         The Universal Foods Corporation Management Income Deferral Plan ("the Plan") is hereby amended, effective as of September 10, 1998, as set forth below:

         1. Section X(B) of the Plan is amended to read in its entirety as follows:

                  B. For purposes of subsection (A) of this Section, the term "change of control of the Company" means:

         (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either
                  (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of
                  Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section; or

         (ii) individuals who, as of September 10, 1998, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to September 10, 1998 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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         (iii)    consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
                  (B) no Person (excluding any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board, providing for such Business Combination; or

         (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.